UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2014

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2014, LKQ Corporation ("LKQ" or the "Company"), LKQ Delaware LLP, and certain other subsidiaries (collectively, the "Borrowers") entered into a third amended and restated credit agreement (the “Third Amended and Restated Credit Agreement”) with the several lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A., as syndication agent; The Bank of Tokyo-Mitsubishi UFJ, LTD. ("BTMU") and RBS Citizens, N.A., as co-documentation agents; and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BTMU, and RBS Citizens, N.A., as joint bookrunners and joint lead arrangers. The Third Amended and Restated Credit Agreement retains many of the terms of the Company’s second amended and restated credit agreement dated May 3, 2013 (the “Second Amended and Restated Credit Agreement”) while also modifying certain terms to (1) extend the maturity date by one year to May 3, 2019; (2) increase the total availability under the credit agreement from $1.8 billion to $2.3 billion (composed of $1.69 billion in the revolving credit facility's multicurrency component, thus increasing the Company's foreign currency availability by $485 million; $165 million in the revolving credit facility's U.S. dollar only component, thus increasing the Company's availability on this tranche by $15 million; and $450 million of term loans); (3) reduce the applicable margin on outstanding borrowings under the credit agreement; (4) reduce the commitment fee percentage we pay on average daily unused amounts under the revolving credit facility; (5) allow for additional unsecured foreign borrowings; (6) adjust certain limitations on our ability to make restricted payments; and (7) make other immaterial or clarifying modifications and amendments to the terms of the Second Amended and Restated Credit Agreement.

Amounts under the revolving credit facility are due and payable upon maturity of the Third Amended and Restated Credit Agreement on May 3, 2019. Amounts under the initial and additional term borrowings, which total $450 million as of the amendment date, will be due and payable in quarterly installments equal to 1.25% of the original principal amount beginning on June 30, 2014 with the remaining balance due and payable on the maturity date of the Third Amended and Restated Credit Agreement. The additional term loan borrowing of $11.3 million will be used to repay outstanding revolver borrowings and to pay fees related to the amendment and restatement.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment and Restatement Agreement that is filed as Exhibit 4.1 to this report and incorporated herein by reference.

A copy of the press release issued by LKQ related to the Third Amended and Restated Credit Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1
Amendment and Restatement Agreement dated as of March 27, 2014 by and among LKQ Corporation, LKQ Delaware LLP, and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent.

99.1	LKQ Corporation Press Release dated March 27, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 27, 2014

LKQ CORPORATION

By:	/s/ JOHN S. QUINN
John S. Quinn
Executive Vice President and Chief Financial Officer